                                                                 EXHIBIT (23)(b)

CONSENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

We consent to the inclusion in the 1997 Form 10-K of First Union Corporation and to the incorporation by the reference in the Registration Statements of (i) First Union Corporation on:







                                              REGISTRATION                             REGISTRATION
                                                 STATEMENT                                STATEMENT
                                  FORM              NUMBER                  FORM             NUMBER
                            -----------   -----------------           -----------  -----------------

                                   S-3            33-50103                  S-8            333-2561
                                   S-8            33-51964                  S-8            333-10179
                                   S-8            33-54148                  S-8            333-10211
                                   S-8            33-54274                  S-8            333-11613
                                   S-8            33-54739                  S-8            333-14469
                                   S-3            33-56927                  S-3            333-15743
                                   S-8            33-60835                  S-3            333-17599
                                   S-8            33-60913                  S-4            333-19039-01
                                   S-8            33-62307                  S-4            333-20611
                                   S-8            33-62399                  S-3            333-34151
                                   S-8            33-63387                  S-3            333-35363
                                   S-8            33-65501                  S-8            333-36839
                                   S-8           333-2551                   S-8            333-37709




(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 20, 1998, with respect to the consolidated balance sheets of CoreStates Financial Corp as of December 31,1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which are included in the 1997 Form 10-K of First
Union Corporation.







/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 17, 1998